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                                                                     Exhibit 2.2



CERTIFICATE NO.                                         NO. OF PREFERENCE SHARES
--------------                                               **            **
                                                               ------------

                    CHARTERED SEMICONDUCTOR MANUFACTURING LTD
                       Company Registration No. 198703584K
 Incorporated in the Republic of Singapore under the Companies Act (Chapter 50)

  Registered Office : 60 Woodlands Industrial Park D Street 2, Singapore 738406

         CONVERTIBLE REDEEMABLE PREFERENCE SHARES ("PREFERENCE SHARES")
                            SEE ENDORSEMENT OVERLEAF


The amount paid on the Preference Shares is US$          per preference share.
                                               ---------

This is to certify


is a Registered Shareholder of **            ** Convertible Redeemable
                                 ------------
Preference Shares, fully paid, in CHARTERED SEMICONDUCTOR MANUFACTURING LTD, having the rights and subject to the restrictions set out in Article 4A of Articles of Association of the Company.




                                     Given under the Common Seal of the Company
                                     this              day of




                                     ------------------------------------------
                                     Director



                                     ------------------------------------------
                                     Director/Secretary



Note: No transfer of any portion of the shares comprised in this Certificate will be registered unless accompanied by this Certificate.
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UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK
OF NEW YORK OR ITS NOMINEE, TO CHARTERED SEMICONDUCTOR MANUFACTURING LTD (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK (AND ANY PAYMENT IS MADE TO
THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, OR TO SUCH OTHER ENTITY AS
IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY OTHER PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, HAS AN INTEREST HEREIN.


NONE OF THE CONVERTIBLE REDEEMABLE PREFERENCE SHARES IN RESPECT OF WHICH THIS CERTIFICATE IS ISSUED HAVE BEEN OR WILL BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.